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                                                                    EXHIBIT 5.01

FRANK J. HARITON, ATTORNEY AT LAW


The Empire State Building, 350 Fifth Avenue - Suite 3000, New York, New York 10118 TEL (212) 695-6000 FAX (212) 695-6007


                                                  June 3, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

    Vitafort International Corporation - Registration Statement on Form S-8
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Gentlemen:


     I have been requested by Vitafort International Corporation, a Delaware corporation (the "Company"), to furnish you with my opinion as to the matters hereinafter set forth in connection with the above-captioned registration statement (the "Registration Statement") covering an aggregate of 329,500 shares (the "Shares") of the Company's common stock, offered on behalf of the Company in connection with: (A) a Consulting Agreement between the Registrant and each of (i) Keith Brasfeild; (ii) Eloy Ellis; and Michael Kelley; and
(B) Consulting Agreements and Option Agreements between the Registrant and each of (i) James Curley; (ii) Paul Ellis; (iii) Dean Erickson; (iv) Sheldon Herman;
(v) Reginald Hitchcock; (vi) Julia Holbert; (vii) Donna Hummer;
(viii) Jeff Kossack; (ix) Craig Lazar; (x) Fred Masiangelo; (xi) Paula Philips;
(xii) Jim Pillow; (xiii) Cheryl Witham and (xvi) Alan Zackler (each a "Plan" and collectively the "Plans").

     In connection with this opinion, I have examined the Registration Statement and the Company's Certificate of Incorporation and By-laws (each as amended to date), the Plans, copies of the records of corporate proceedings of the Company, and such other documents as I have deemed necessary to enable me to render the opinion hereinafter expressed.

     Based upon and subject to the foregoing, I am of the opinion that the Shares, when issued in accordance with the Plans, will be legally issued, fully paid and non-assessable.

     I render no opinion as to the laws of any jurisdiction other than the internal laws of the State of New York and the internal corporate law of the State of Delaware. I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Opinions" in the Registration Statement and in the prospectus included in the Registration Statement. I confirm that, as of the date hereof, I own the number of shares and derivative securities of the Company set forth in the Registration Statement under the heading "Interests of Named Experts and Counsel.


                                                    Very truly yours,
                                                    /s/ Frank J. Hariton
                                                    Frank J. Hariton